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                                                                    EXHIBIT 21.0

                         UNISTAR FINANCIAL SERVICE CORP.
                              LIST OF SUBSIDIARIES

                       (All subsidiaries are wholly-owned)



                                                              State of Incorporation
         Name                                                    or Organization
         ----                                                    ----------------
International Fidelity Holding Corp.                                   Delaware

International Surety & Casualty Company (whose name                    Texas
         is in the process of being changed to Unistar
         Insurance Company)

Eagle Premium Finance Corp.                                            Texas

U.S. Fidelity Insurance Services, Inc.                                 Texas

Great Southern General Agency                                          Texas

First Choice Underwriters, Inc.                                        Texas

Peak Underwriters, Inc.                                                Texas

Advanced Underwriters, Inc.                                            Texas

Eagle Claims Corp.                                                     Texas

National Automobile Appraisal Services, L.L.C.                         Texas

Estate Paint & Body                                                    Texas

Mirror Finishes & Collision of Texas, L.L.C.                           Texas

American Automobile Claims & Appraisals                                Texas

Talon Financial Services, Ltd.                                         Texas

Unistar Auto Insurance Agencies                                        Texas

Unistar Florida Holdings, Inc.                                         Florida

Unistar Select Insurance Managers, Inc.                                Texas